Exhibit 99.1

NAPCO Security Technologies, Inc. Reports Fiscal 2026 Q2 Results

Fiscal Q2 2026 Highlights

●	Record Q2 Net revenues of $48.2 million, a 12.2% YoY increase
●	Equipment revenue increased 12.0% YoY to $24.3 million
●	Recurring service revenue (“RSR”) increased 12.5% YoY to $23.8 million with a 90.2% gross margin
●	RSR had a prospective annual run rate of approximately $99 million based on January 2026 recurring service revenues.
●	Gross profit margin for Q2 2026 of 58.6% vs 57.0% in prior fiscal year quarter
●	Diluted EPS increased YoY to $0.38 vs $0.28
●	The Board declared a quarterly dividend of $0.15 per share, a 7% increase from last quarter, payable on April 3, 2026 to shareholders of record on March 12, 2026.

AMITYVILLE, N.Y., February 2, 2026 /PRNewswire/ -- NAPCO Security Technologies, Inc. (NASDAQ: NSSC), one of the leading manufacturers and designers of high-tech electronic security equipment, wireless communication devices for intrusion and fire alarm systems and the related recurring service revenues as well as a provider of school safety solutions, today announced financial results for its second quarter of fiscal 2026.

	Three months ended December 31,			Six months ended December 31,
	(dollars in thousands)			(dollars in thousands)
			% Increase/			% Increase/
Financial Highlights (1)	2025	2024	(decrease)	2025	2024	(decrease)
Net Revenue	$48,172	$42,933	12.2%	$97,340	$86,936	12.0%
Gross Profit	$28,238	$24,489	15.3%	$56,084	$49,105	14.2%
Gross Profit Margin	58.6%	57.0%		57.6%	56.5%
Net Income	$13,503	$10,467	29.0%	$25,668	$21,652	18.5%
Net Income as a % of Revenue	28.0%	24.4%		26.4%	24.9%
Diluted EPS	$0.38	$0.28	35.7%	$0.72	$0.59	22.0%
Adjusted EBITDA(2)	$15,350	$12,178	26.0%	$30,292	$24,716	22.6%
Adjusted EBITDA Margin(2)	31.9%	28.4%		31.1%	28.4%
Adjusted EBITDA Per Share(2)	$0.43	$0.33	30.3%	$0.84	$0.67%	25.4%
Free Cash Flows(2)	$14,512	$12,365	17.4%	$25,956	$23,710	9.5%
Free Cash Flows Margin(2)	30.1%	28.8%		26.7%	27.3

1. In millions except percentages and per share data or as otherwise noted.

2. Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial     measure are presented in the schedules accompanying this press release.

Richard Soloway, Chairman and CEO, commented, “NAPCO delivered another strong quarter fueled by our recurring service revenue and its consistent year over year double digit growth, and the continued demand for our door-locking products that drove double digit growth in our equipment revenue and improved equipment gross margins. Our RSR continues to see growth quarter over quarter with sustained gross margins of 90%, and represents approximately 50% of total revenue in Q2, and has a prospective run rate of approximately $99 million based on our January 2026 recurring service revenue. As a result of our revenue growth and margin expansion, net income increased 29% year over year to a Q2 record of $13.5 million and our adjusted EBITDA margin was 31.9% as compared to 28.4% in Q2 of Fiscal 2025.

Our focus remains on expanding RSR solutions across all our platforms, including locking products, such as our MVP Access platform which is gaining traction in the marketplace as we are actively supporting and educating our dealers on the benefits of adopting this new solution.

Our fiscal 2026 Q2 results are a continuation of the positive start to the fiscal 2026, and we remain confident that our net income, Adjusted EBITDA* and Free Cash Flow*, will continue to grow throughout the balance of the fiscal year.

As such we are pleased to continue our dividend program and will be paying the next quarterly dividend of $0.15 per share on April 3, 2026 to shareholders of record on March 12, 2026. This is a 7% increase over the dividend we declared last quarter.

Mr. Soloway concluded “Our goal of product innovation, technical superiority and consistent delivery of strong profitability, will continue through the balance of fiscal 2026 and beyond”.

Addition of Chief Revenue Officer

The Company announced that Joseph Pipczynski has joined the NAPCO team and was appointed as the Company’s Chief Revenue Officer effective January 29, 2026. Mr. Pipczynski will be reporting to the Company’s President and Chief Operating Officer, Kevin Buchel. Stephen Spinelli, Senior Vice President of Sales, will continue in his current role and will report to Mr. Pipczynski.

Mr. Soloway commented “We are excited to have Joe join the NAPCO family, and with his 35+ years as a business development executive he will provide the Company strong leadership and vision and will supplement the existing talented sales team at NAPCO.”

Conference Call Information

Management will conduct a conference call at 11 a.m. ET today, February 2, 2026, and in order to participate please go to the Investor Relations section of the Company website at https://investor.napcosecurity.com/events-presentations or choose https://app.webinar.net/dMv73PZxKlL Alternatively, interested parties may participate in the call by dialing (US) 1-800-836-8184 or 1-646-357-8785.  A replay of the webcast will be available on the Investor Relations section of the Company’s website.

About NAPCO Security Technologies, Inc.

NAPCO Security Technologies, Inc., is one of the leading manufacturers and designers of high-tech electronic security devices, wireless recurring communication services for intrusion and fire alarm systems as well as a provider of school safety solutions, The Company consists of four Divisions: NAPCO, plus three wholly owned subsidiaries: Alarm Lock, Continental Instruments, and Marks USA. Headquartered in Amityville, New York, its products are installed by tens of thousands of security professionals worldwide in commercial, industrial, institutional, residential and government applications. NAPCO products have earned a reputation for innovation, technical excellence and reliability, positioning the Company for growth in the multi-billion dollar and rapidly expanding electronic security market. For additional information on NAPCO, please visit the Company's web site at http://www.napcosecurity.com.

Safe Harbor Statement

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, but are not limited to, statements relating to the impact of COVID-19 pandemic; supply chain challenges and developments; the growth of recurring service revenues and annual run rate; the strength of our balance sheet; our expectations regarding future results; the introduction of new access control and locking products; the opportunities for school security products; business trends , including the replacement of 3G radios, and our ability to execute our business strategies. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those risk factors set forth in the Company's filings with the Securities and Exchange Commission, such as our annual report on Form 10-K and quarterly reports on Form 10-Q. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and the Company undertakes no duty to update such information, except as required under applicable law.

*Non-GAAP Financial Measures

Certain non-GAAP measures are included in this press release, including non-GAAP operating income, Adjusted EBITDA, Adjusted EBITDA per share (diluted), Free Cash Flow and Free Cash Flow Margin. We define Adjusted EBITDA as GAAP net income plus income tax expense, net interest expense, non-cash stock-based expense, non-recurring legal expense, other non-recurring income and depreciation and amortization expense. Non-GAAP operating income does not include amortization of intangibles or stock-based compensation expense. Adjusted EBITA margin is Adjusted EBITA divided by revenue. We define Free Cash Flow (FCF) as net cash provided by operating activities less capital expenditures. FCF margin is the FCF divided by revenue. These non-GAAP measures are provided to enhance the user's overall understanding of our financial performance. By excluding these charges our non-GAAP results provide information to management and investors that is useful in assessing NAPCO's core operating performance and in comparing our results of operations on a consistent basis from period to period. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as Adjusted EBITDA, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. The presentation of this information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliation of GAAP to non-GAAP financial measures set forth above.

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2025	June 30, 2025

	(in thousands, except share data)
Assets
Current Assets
Cash and cash equivalents	$104,919	$83,081
Marketable securities	10,462	16,095
Accounts receivable, net of allowance for credit losses of $27 and $25 as of December 31, 2025 and June 30, 2025, respectively	28,064	30,108
Inventories	32,657	29,962
Income tax receivable	1,371	—
Prepaid expenses and other current assets	4,015	3,198
Total Current Assets	181,488	162,444
Inventories - non-current	10,654	11,313
Property, plant and equipment, net	9,025	9,233
Intangible assets, net	3,138	3,287
Deferred income taxes	3,277	6,476
Operating lease - Right-of-use asset	5,045	5,188
Other assets	196	200
Total Assets	$212,823	$198,141

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$5,853	$5,742
Accrued expenses	7,702	8,712
Accrued salaries and wages	4,172	4,398
Dividends payable	4,993	4,992
Accrued income taxes	—	213
Total Current Liabilities	22,720	24,057
Accrued income taxes	34	143
Operating lease liability	5,255	5,335
Total Liabilities	28,009	29,535
Commitments and Contingencies (Note 13)
Stockholders' Equity
Common Stock, par value $0.01 per share; 100,000,000 shares authorized as of December 31, 2025 and June 30, 2025; 39,778,938 and 39,771,035 shares issued; and 35,664,324 and 35,656,421 shares outstanding, respectively.	398	398
Additional paid-in capital	25,774	25,280
Retained earnings	214,766	199,083
Treasury Stock, at cost, 4,114,614 shares as of both December 31, 2025 and June 30, 2025	(56,315)	(56,315)
Accumulated other comprehensive income	191	160
Total Stockholders' Equity	184,814	168,606
Total Liabilities and Stockholders' Equity	$212,823	$198,141

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months ended December 31,
	2025	2024

	(in thousands, except for share and per share data)
Revenue:
Equipment revenue	$24,323	$21,725
Service revenue	23,849	21,208
Total revenue	48,172	42,933
Cost of Revenue:
Cost of equipment revenue	17,607	16,606
Cost of service revenue	2,327	1,838
Total cost of revenue	19,934	18,444

Gross Profit	28,238	24,489

Operating Expenses:
Research and development	3,473	3,107
Selling, general, and administrative	10,012	10,211
Total Operating Expenses	13,485	13,318

Operating Income	14,753	11,171

Other Income:
Interest income, net	884	928
Other income (expense), net	102	(7)
Income before Provision for Income Taxes	15,739	12,092
Provision for Income Taxes	2,236	1,625
Net Income	$13,503	$10,467

Income Per Share:
Basic	$0.38	$0.29
Diluted	$0.38	$0.28

Weighted Average Number of Shares Outstanding:
Basic	35,664,000	36,538,000
Diluted	35,915,000	36,776,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Six Months Ended December 31,
	2025	2024

	(in thousands, except for share and per share data)
Revenue:
Equipment revenue	$50,062	$44,642
Service revenue	47,278	42,294
Total revenue	97,340	86,936
Cost of Revenue:
Cost of equipment revenue	36,653	34,116
Cost of service revenue	4,603	3,715
Total cost of revenue	41,256	37,831

Gross Profit	56,084	49,105

Operating Expenses:
Research and development	6,713	6,164
Selling, general, and administrative expenses	20,975	19,914
Total Operating Expenses	27,688	26,078

Operating Income	28,396	23,027

Other Income:
Interest income, net	1,738	1,867
Other income, net	240	198
Income before Provision for Income Taxes	30,374	25,092
Provision for Income Taxes	4,706	3,440
Net Income	$25,668	$21,652

Income Per Share:
Basic	$0.72	$0.59
Diluted	$0.72	$0.59

Weighted Average Number of Shares Outstanding:
Basic	35,661,000	36,706,000
Diluted	35,890,000	36,983,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months ended December 31,
	2025	2024

	(in thousands)
Cash Flows from Operating Activities
Net income	$25,668	$21,652
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,135	1,133
Change in accrued interest on other investments	—	(194)
Unrealized gain on marketable securities	—	(82)
Realized gain on sales of marketable securities	(191)	—
Charge (recovery) of credit losses	2	(12)
Change to inventory reserve	(332)	(184)
Deferred income taxes	3,199	(1,584)
Stock-based compensation expense	494	757
Changes in operating assets and liabilities:
Accounts receivable	2,042	8,454
Inventories	(1,705)	422
Prepaid expenses and other current assets	(817)	1,017
Income tax receivable	(1,382)	(1,129)
Other assets	5	81
Accounts payable, accrued expenses, accrued salaries and wages, accrued income taxes	(1,383)	(4,807)
Net Cash Provided by Operating Activities	26,735	25,524
Cash Flows from Investing Activities
Purchases of property, plant, and equipment	(778)	(1,814)
Purchases of marketable securities	(5,190)	(7,642)
Proceeds from sales of marketable securities	11,056	—
Purchases of other investments	—	(78)
Redemption of other investments	—	27,252
Net Cash Provided by Investing Activities	5,088	17,718
Cash Flows from Financing Activates
Proceeds from stock option exercises	—	54
Dividends paid	(9,985)	(4,610)
Repurchase of common stock	—	(18,008)
Net Cash Used in Financing Activities	(9,985)	(22,564)

Net increase in Cash and Cash Equivalents	21,838	20,678
Cash and Cash Equivalents - Beginning	83,081	65,341
Cash and Cash Equivalents - Ending	$104,919	$86,019
Supplemental Cash Flow Information
Interest paid	$—	$15
Income taxes paid	$3,100	$6,051
Non-Cash Investing and Financing Transactions
Dividends declared and not paid	$4,993	$4,554

NAPCO SECURITY TECHNOLOGIES, INC.

NON-GAAP MEASURES OF PERFORMANCE* (unaudited)

(in thousands, except share and per share data)

	Three months ended December 31,		Six months ended December 31,
	2025	2024	2025	2024
Net income (GAAP)	$13,503	$10,467	$25,668	$$21,652
Less:
Interest Income, net	884	928	1,738	1,869

Add:
Provision for Income Taxes	2,236	1,625	4,706	3,440
Depreciation and Amortization	565	584	1,135	1,133
EBITDA (earnings before interest, taxes, depreciation and amortization)	15,420	11,748	29,771	24,356

Adjustments for non-GAAP measures of performance:
Add: Stock based Compensation	185	386	494	757
Add: Nonrecurring Legal Expenses, net of insurance reimbursement (1)	(256)	44	26	(397)
Adjusted EBITDA	$15,349	$12,178	$30,291	$$24,716

Denominator:
Basic Weighted Average Shares Outstanding	35,664,000	36,538,000	35,661,000	36,706,000
Effect of Dilutive Securities	251,000	238,000	229,000	277,000
Dilutes Weighted Average Shares Outstanding (Denominator)	35,915,000	36,776,000	35,890,000	36,983,000
Net Income per Diluted Shares Outstanding	$0.38	$0.28	$0.72	$0.59
Adjusted EBITDA* per Diluted Shares Outstanding	$0.43	$0.33	$0.84	$0.67

1. Nonrecurring Legal Expenses are legal fees that are determined not to be of a normal recuring nature and expenses necessary to operate the business.

	Three months ended December 31,		Six months ended December 31,
	(dollars in thousands)		(dollars in thousands)

	2025	2024	2025	2024
Free cash flow:
Net Cash Provided by Operating Activities	$15,098	$13,499	$26,735	$25,524
Less: Purchases of property, plant, and equipment	(585)	(1,134)	(778)	(1,814)
Free Cash Flow(1)	$14,513	$12,365	$25,957	$23,710
Free Cash Flow Margin(1)	30.1%	28.8%	26.7%	27.3%

1. Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Free cash flow margin is the free cash flow divided by revenue.

Contacts:

Francis J. Okoniewski

Vice President of Investor Relations

NAPCO Security Technologies, Inc.

Office 800-645-9445 x 374

Mobile 516-404-3597

fokoniewski@napcosecurity.com